UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 11, 2002

Date of Filing of Form 8-K

February 25, 2002

Date of Report (Date of earliest event reported)

OUTSOURCE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-23147	65-0675628

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE
DELRAY BEACH, FLORIDA 33445

(Address of principal executive offices)

(561) 454-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     As previously reported, Outsource International, Inc., a Florida corporation (the “Company”), together with all of its operating subsidiaries, filed voluntary Petitions for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of California (“Bankruptcy Court”), Case Nos. LA-01-28160-BB, LA-01-28173-BB, LA-01-28179-BB, LA-01-28185-BB, LA-01-28191-BB, LA-01-28197-BB and LA-01-28201-BB Jointly Administered, on June 11, 2001. The Company retains control of its assets and is authorized to operate its business as a debtor in possession under the jurisdiction of the Bankruptcy Court.

     As a result of the Chapter 11 proceeding, the Company is filing with the Office of the U.S. Bankruptcy Trustee the Company’s Monthly Operating Report (the “Monthly Operating Report”) and Interim Statement (the “Interim Statement”). The Company intends to file with the Securities and Exchange Commission (the “SEC”), each under the cover of a Form 8-K, the Monthly Operating Report and the Interim Statement filed with the Bankruptcy Trustee.

     On February 25, 2002, the Company filed with the Bankruptcy Trustee its Monthly Operating Report and Interim Statement for the period from December 31, 2001 to January 27, 2002 in connection with the Company’s ongoing proceeding under Chapter 11 of the U.S. Bankruptcy Code. Exhibit 99.1 to this Current Report on Form 8-K contains the text of the Monthly Operating Report and Interim Statement filed with the Bankruptcy Trustee.

     The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report and Interim Statement. The Monthly Operating Report and Interim Statement contain unaudited information. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report or Interim Statement are complete. The Monthly Operating Report and Interim Statement also contain information for periods which may be shorter or otherwise different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”). Such information may not be indicative of the Company’s financial condition or operating results for the periods which would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

Exhibit No	Description

99.1	Monthly Operating Report and Interim Statement for the period from December 31, 2001 to January 27, 2002 filed with the Bankruptcy Trustee on February 25, 2002

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OUTSOURCE INTERNATIONAL, INC.

By: /s/ Carolyn H. Noonan

Name: Carolyn H. Noonan Title: Estate Representative

Date: March 11, 2002

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